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                                                                     EXHIBIT 3.A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               EL PASO CORPORATION

                         PURSUANT TO SECTION 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         El Paso Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. The original Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on April 17, 1998. The name under which it was originally incorporated is El Paso Energy Corporation (the "Corporation").

         2. This Restated Certificate of Incorporation has been adopted and approved in accordance with Section 245 of the Delaware General Corporation Law, and pursuant to Section 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Restated Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Restated Certificate of Incorporation is hereby restated and integrated to read in its entirety as follows:


                                 ARTICLE 1. NAME

         The name of this corporation is El Paso Corporation.


                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The address of the registered office of this corporation is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.


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                               ARTICLE 3. PURPOSES

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                ARTICLE 4. SHARES

         4.1 The total number of authorized shares of all classes of stock of this corporation consist of 750,000,000 shares of common stock having a par value of $3.00 per share (the "Common Stock") and 50,000,000 shares of preferred stock having a par value of $0.01 per share ("Preferred Stock"). Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by the General Corporation Law of the State of Delaware in respect of any class or classes of stock or any series of any class of stock of the corporation.

         4.2 There shall be designated a series of the corporation's Preferred Stock, as follows:

         4.2.1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value $.01 per share, and the number of shares constituting such series shall be 7,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation.

         4.2.2.   Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock in preference to the holders of shares of Common Stock and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to


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         the nearest cent) equal to the greater of (a) $25, or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after July 22, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock,
         (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
         (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount


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         less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         4.2.3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

         (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six
         (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.


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         (ii) During any default period, such voting right of the holders of
         Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this subsection 4.2.3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

         (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President or the Chief Executive Officer of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting


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         shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

         (iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
         (C)(ii) of this subsection 4.2.3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this subsection 4.2.3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         4.2.4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in subsection 4.2.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not:


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         (i) Declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

         (ii) Declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) Redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

         (iv) Purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this subsection 4.2.4, purchase or otherwise acquire such shares at such time and in such manner.

         4.2.5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.


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         4.2.6. Liquidation, Dissolution or Winding Up.

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of 200 times $75 or 200 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
         (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after


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         such event and the denominator of which is the number of shares of
         Common Stock that were outstanding immediately prior to such event.

         4.2.7. Consolidation, Merger, etc. If the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property then in any such event the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         4.2.8. Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

         4.2.9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         4.2.10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

         4.3 There shall be designated a series of the corporation's Preferred Stock, as follows:

         Section 1. Designation and Amount. There shall be a series of Preferred Stock of the Company which shall be designated as "Series B Mandatorily Convertible Single Reset Preferred Stock", par value $.01 per share, and the number of shares initially constituting such series shall be 200,000. Such number of shares may be increased by resolution of the Board of Directors to the extent necessary to fulfill


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         the Company's obligations to issue additional shares of Series B
         Mandatorily Convertible Single Reset Preferred Stock pursuant to the Remarketing Agreement (as defined in Section 2 hereof). Such number of shares may be decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series B Mandatorily Convertible Single Reset Preferred Stock to a number less than that of the number of shares then outstanding.

         Section 2. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed thereto in the Company's Restated Certificate of Incorporation. In addition, the following terms shall have the following meanings when used herein:

                  "Average Trading Price" for a security for any given period means an amount equal to (i) the sum of the Closing Price for such security on each Trading Day in such period divided by (ii) the total number of Trading Days in such period.

                  "Board of Directors" shall mean the Board of Directors of the Company.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which commercial banking institutions in the State of New York or the State of Texas are authorized or obligated by law or executive order to close.

                  "Closing Price" for a security means the closing price for such security on the Trading Day in question (or if such day is not a Trading Day then as of the Trading Day next preceding such day) as reported by Bloomberg L.P., or if not so reported by Bloomberg L.P., as reported by another recognized source selected by the Board of Directors.

                  "Common Stock" shall have the meaning specified in Subsection 6(9) hereof.

                  "Dividend Payment Date" shall have the meaning specified in Subsection 3(1) hereof.

                  "Failed Remarketing" shall have the meaning ascribed to such term in the Remarketing Agreement.

                  "Final Sale Date" shall have the meaning ascribed to such term in the Remarketing Agreement.

                  "junior stock" shall mean (and references to shares ranking "junior to" the Series B Mandatorily Convertible Single Reset Preferred Stock shall refer to),


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         with respect to Sections 3 and 7 hereof, the Series A Junior
         Participating Preferred Stock of the Company, the Common Stock and any other class or series of stock of the Company which by its terms is not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series B Mandatorily Convertible Single Reset Preferred Stock shall have been so paid or declared and, with respect to Sections 4 and 7 hereof, the Series A Junior Participating Preferred Stock of the Company, the Common Stock and any other class or series of stock of the Company which by its terms is not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Company until holders of the Series B Mandatorily Convertible Single Reset Preferred Stock shall have received the entire amount to which such holders are entitled upon liquidation, dissolution or winding up.

                  "Limestone Note Trigger Event" shall have the meaning ascribed to such term in the Remarketing Agreement.

                  "Mandatory Conversion" shall have the meaning specified in Subsection 6(1) hereof.

                  "Mandatory Conversion Date" shall have the meaning specified in Subsection 6(1) hereof.

                  "Mandatory Conversion Date Market Price" shall have the meaning specified in Subsection 6(1) hereof.

                  "Mandatory Conversion Rate" shall have the meaning specified in Subsection 6(1) hereof.

                  "Optional Conversion" shall have the meaning specified in Subsection 6(2) hereof.

                  "Optional Conversion Rate" shall have the meaning specified in Subsection 6(2) hereof.

                  "parity stock" shall mean (and references to shares ranking "on a parity with" the Series B Mandatorily Convertible Single Reset Preferred Stock shall refer to), with respect to Sections 3 and 7 hereof, any class or series of stock of the Company which by its terms is entitled to receive payment of dividends on a parity with the Series B Mandatorily Convertible Single Reset Preferred Stock and, with respect to Sections 4 and 7 hereof, any class or series of stock of the Company the holders of which by its terms are entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Company on a parity


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         with the holders of Series B Mandatorily Convertible Single Reset
         Preferred Stock.

                  "Principal Market" shall have the meaning ascribed to such term in the Remarketing Agreement.

                  "Rate Reset Date" means the earlier to occur of (A) the consummation of the remarketing of the Initial Shares (as such term is defined in the Remarketing Agreement), which is expected to be on or about the third Trading Day following the Successful Repricing Date, and (B) the date of a Failed Remarketing.

                  "Redemption Event" means the occurrence of any of the following: (i) any consolidation or merger of the Company with or into another corporation or entity, unless in connection with such consolidation or merger the outstanding shares of Common Stock immediately preceding the consummation of such consolidation or merger are converted into, exchanged for or otherwise represent a majority of the outstanding shares of common stock of the surviving or resulting corporation or entity immediately succeeding the consummation of such consolidation or merger or (ii) the Company sells or conveys to another entity (other than a Subsidiary) all or substantially all of the assets of the Company.

                  "Remarketing Agent" shall have the meaning ascribed to such term in the Remarketing Agreement.

                  "Remarketing Agreement" shall mean the El Paso Preferred Stock Remarketing and Registration Rights Agreement dated as of March 27, 2000 among the Company, El Paso Electron Share Trust, Limestone Electron Trust, United States Trust Company of New York, as Indenture Trustee, and Donaldson, Lufkin & Jenrette Securities Corporation, as Initial Remarketing Agent.

                  "Reset Common Yield" shall mean the quotient of (i) the product of (x) 4 and (y) the amount of the ordinary quarterly cash dividend on one share of Common Stock most recently declared prior to the Trigger Date (as appropriately adjusted for the events referred to in Subsection 6(3)(a)), unless subsequent to such declaration and prior to the Trigger Date, the Company has publicly announced a change to, or elimination of, its ordinary quarterly cash dividend (including a filing with the Securities and Exchange Commission including such change or elimination), in which case clause (y) above shall be the amount of such proposed ordinary quarterly cash dividend (or $0.00 if such dividend is to be eliminated), divided by (ii) the Reset Price (provided, however, that if as of the Trigger Date there is more than one class of Common Stock, then the Reset Common Yield shall be calculated with respect to each then outstanding class of Common Stock, and the Reset Common Yield (as used herein) shall be the


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         amount calculated with respect to the class of Common Stock resulting in the greatest Reset Common Yield).

                  "Reset Dividend Rate" shall mean an amount per annum per share equal to the product of (i) the sum of (x) the Reset Common Yield (expressed as a percentage), plus (y) 7% and (ii) $5,000.00 (rounded to the nearest cent).

                  "Reset Price" shall mean the higher of (i) the Closing Price of a share of Common Stock on the Trigger Date or (ii) the quotient (rounded up to the nearest cent) of $1,000,000,000 divided by the number, as of the Trigger Date, of the authorized but unissued shares of Common Stock that have not been reserved as of the Trigger Date by the Board of Directors for other purposes, subject to adjustment as provided in Subsection 6(3)(a) hereof.

                  "Rights" means rights or warrants distributed by the Company under a shareholder rights plan or agreement to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Rights Events"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock.

                  "Rights Events" shall have the meaning ascribed to such term in the definition of Rights.

                  "senior stock" shall mean (and references to shares ranking "senior to" or "prior to" the Series B Mandatorily Convertible Single Reset Preferred Stock shall refer to), with respect to Sections 3 and 7 hereof, any class or series of stock of the Company by its terms ranking senior to the Series B Mandatorily Convertible Single Reset Preferred Stock in respect of the right to receive dividends and, with respect to Sections 4 and 7 hereof, any class or series of stock of the Company by its terms ranking senior to the Series B Mandatorily Convertible Single Reset Preferred Stock with respect to the right of the holders thereof to receive assets upon the liquidation, dissolution or winding up of the affairs of the Company.

                  "Subsidiary" means any corporation or other entity of which the Company owns, directly or indirectly sufficient securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions.

                  "Successful Repricing Date" shall have the meaning ascribed to such term in the Remarketing Agreement.

                  "Threshold Appreciation Price" means the product of (i) the Reset Price as of the time in question and (ii) 1.10.

                  "Trading Day" means a day on which the Principal Market with respect to a security is regularly scheduled to be open for trading. For purposes of this definition, a day on which any such exchange is scheduled to close (as opposed to unexpectedly closing) prior to its regular closing time shall not constitute a Trading Day.

                "Trigger Date" shall mean the earlier to occur of (A) the Successful Repricing Date and (B) the date of a Failed Remarketing.

         Section 3. Dividends.

         (1) The holders of the Series B Mandatorily Convertible Single Reset Preferred Stock shall not be entitled to receive any dividends (nor shall dividends commence to accrue) prior to, or with respect to any period ending prior to, the Rate Reset Date. The holders of the Series B Mandatorily Convertible Single Reset Preferred Stock, in preference to the rights of holders of any junior stock but subject to the rights of holders of any senior stock and parity stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of any funds legally available therefor cumulative cash dividends from the Rate Reset Date at the Reset Dividend Rate, and no more, payable on the dates as set forth in this Section 3. Dividends shall accrue on the Series B Mandatorily Convertible Single Reset Preferred Stock from the Rate Reset Date. Dividends shall be payable quarterly in arrears on each January 1, April 1, July 1, and October 1 commencing on the first such date following the Rate Reset Date (each such date being hereinafter referred to as a "Dividend Payment Date"); provided, that if any such Dividend Payment Date is not a Business Day, then any payment with respect to such Dividend Payment Date shall be payable on the next succeeding Business Day. Each such dividend shall be payable to holders of record as they appear on the books of the Company or any transfer agent for the Series B Mandatorily Convertible Single Reset Preferred Stock on such record dates as shall be fixed by the Board of Directors subject to applicable law (which record date shall be no more than 60 days prior to the date fixed for the payment thereof). Dividends on the Series B Mandatorily Convertible Single Reset Preferred Stock shall accrue on a daily basis commencing on and including the Rate Reset Date, and accrued dividends for each dividend period or portion thereof shall cumulate, to the extent not paid, as of the date on which such dividends were to have been paid. A dividend period shall commence on a Dividend Payment Date or the Rate Reset Date, as the case may be, and continue to the day next preceding the next succeeding Dividend Payment Date. Accumulated unpaid dividends shall not accrue interest. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Series B Mandatorily Convertible Single Reset Preferred Stock for any period less than or more than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Dividends on the Series B Mandatorily Convertible Single Reset Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends in arrears for any past dividend periods or portions thereof may be declared and paid at any time without reference to any regular Dividend Payment Date to holders of record on such date as shall be fixed by the Board of Directors subject to applicable law. As provided in Subsection 6(1), dividends on the Series B Mandatorily Convertible Single Reset Preferred Stock shall cease to accrue on the day immediately preceding the Mandatory Conversion Date and, in the case of an Optional Redemption of the Series B Mandatorily Convertible Single Reset Preferred Stock, dividends shall accrue only to the extent provided in Subsection 6(2).

         (2) As long as any shares of Series B Mandatorily Convertible Single Reset Preferred Stock are outstanding, no dividends or other distributions for any dividend period (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into, junior stock, and cash in lieu of fractional shares of such junior stock in connection with any such dividend or distribution) will be paid on any junior stock unless: (i) full dividends, if any, on all outstanding shares of senior stock, parity stock and Series B Mandatorily Convertible Single Reset Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such junior stock dividend or distribution, to the extent such dividends on senior stock, parity stock or Series B Mandatorily Convertible Single Reset Preferred Stock are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of senior stock or parity stock; and (iii) the Company is not in default on any of its obligations to redeem any outstanding shares of senior stock or parity stock.

         In addition, as long as any Series B Mandatorily Convertible Single Reset Preferred Stock is outstanding, no shares of any junior stock may be purchased, redeemed, or otherwise acquired by the Company or any Subsidiary (except in connection with a reclassification or exchange of any junior stock through the issuance of other junior stock and cash in lieu of fractional shares of such junior stock in connection therewith) and except for the acquisition of shares of any junior stock pursuant to contractual obligations binding against the Company or any Subsidiary that were entered into prior to the date of the first issuance of shares of Series B Mandatorily Convertible Single Reset Preferred Stock or pursuant to contractual obligations that are entered into at a time subsequent thereto when such acquisitions of shares could be made pursuant to this Subsection 6(2) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any junior stock unless: (i) full dividends, if any, on all outstanding shares of senior stock, parity stock and Series B Mandatorily Convertible Single Reset Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition, to the extent dividends on such senior stock, parity stock or Series B Mandatorily Convertible Single Reset Preferred Stock dividends are cumulative, (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of senior stock or parity stock; and (iii) the Company is not in default on any of its obligations to redeem any outstanding shares of senior stock or parity stock. Subject to the provisions described above, such dividends or other distributions (payable in cash, property, or junior stock) as may be determined from time to time by the Board of Directors may be declared and paid on the shares of any junior stock and from time to time junior stock may be purchased, redeemed or otherwise acquired by the Company or any Subsidiary. In the event of the declaration and payment of any such dividends or other distributions, the holders of such junior stock will be entitled, to the exclusion of holders of any outstanding senior stock or parity stock, to share therein according to their respective interests.

         (3) As long as any Series B Mandatorily Convertible Single Reset Preferred Stock is outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of parity stock (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into, parity stock or junior stock and cash in lieu of fractional shares of such parity stock or junior stock in connection with any such dividend), unless either: (a)(i) full dividends, if any, on all outstanding shares of senior stock, parity stock and Series B Mandatorily Convertible Single Reset Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such dividend or distribution with respect to such senior stock, parity stock or Series B Mandatorily Convertible Single Reset Preferred Stock, to the extent dividends on such senior stock, parity stock or Series B Mandatorily Convertible Single Reset Preferred Stock are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of senior stock or parity stock; and (iii) the Company is not in default on any of its obligations to redeem any outstanding shares of senior stock or parity stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Series B Mandatorily Convertible Single Reset Preferred

         Stock and each share of such parity stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding Series B Mandatorily Convertible Single Reset Preferred Stock and such outstanding shares of parity stock bear to each other.

         In addition, as long as any Series B Mandatorily Convertible Single Reset Preferred Stock is outstanding, no shares of any parity stock may be purchased, redeemed or otherwise acquired by the Company or any Subsidiary (except with any parity stock, junior stock and cash in lieu of fractional shares of such parity stock or junior stock in connection therewith and except for the acquisition of shares of any parity stock pursuant to contractual obligations binding against the Company or any Subsidiary that were entered into prior to the date of the first issuance of shares of Series B Mandatorily Convertible Single Reset Preferred Stock or pursuant to contractual obligations that are entered into at a time subsequent thereto when such acquisitions of shares could be made pursuant to this Subsection 6(3)) unless: (i) full dividends, if any, on all outstanding shares of senior stock, parity stock and Series B Mandatorily Convertible Single Reset Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or other acquisition, to the extent dividends on such senior stock, parity stock or Series B Mandatorily Convertible Single Reset Preferred Stock are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of senior stock or parity stock; and (iii) the Company is not in default of any of its obligations to redeem any outstanding shares of senior stock or parity stock.

         (4) Any dividend payment made on the Series B Mandatorily Convertible Single Reset Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series B Mandatorily Convertible Single Reset Preferred Stock.

         (5) All dividends paid with respect to the Series B Mandatorily Convertible Single Reset Preferred Stock shall be paid pro rata to the holders entitled thereto.

         Section 4. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payments shall be made to the holders of any junior stock, but subject to the rights of any senior stock or parity stock, the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock shall be entitled to be paid in full in cash the amount of $5,000.00 per share, together with, to the extent lawful, accrued dividends to the date of such distribution or payment, whether or not earned or declared. If such payment shall have been made in full to the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock and all preferential payments or distributions to be made with respect to senior stock and parity stock have been made in full, the remaining assets and funds of the Company shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all shares of the Series B Mandatorily Convertible Single Reset Preferred Stock and parity stock, the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock, together with holders of parity stock, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company with another entity, nor the sale, lease, transfer, exchange or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this
         Section 4.

         Section 5. Redemption. The Company shall have the right to redeem all, but not less than all, of the outstanding Series B Mandatorily Convertible Single Reset Preferred Stock (x) at any time following a Redemption Event and prior to a Trigger Date and (y) at any time prior to a Limestone Note Trigger Event, in each case in cash at the redemption price of $5,000.00 per share (the "Redemption Price"). Except as set forth in the preceding sentence and to the extent contemplated by Section 6(1)(y), the Company shall not have the right to redeem any or all of the Series B Mandatorily Convertible Single Reset Preferred Stock at any other time. Notice of a redemption of the Series B Mandatorily Convertible Single Reset Preferred Stock shall be provided in writing to the holders of record of such shares at their respective addresses as they shall appear on the books of the Company at least two Business Days and not more than 60 calendar days prior to the date fixed for redemption. Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Company and shall thereupon be entitled to receive payment of the Redemption Price. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

         Section 6. Conversion.

         (1) Unless previously converted at the option of the holder in accordance with the provisions hereof, on the earlier to occur of (i) the third anniversary of the Rate Reset Date and (ii) March 15, 2006, or if such date is not a Business Day, the next succeeding day that is a Business Day (the "Mandatory Conversion Date"), each outstanding share of Series B Mandatorily Convertible Single Reset Preferred Stock shall, without additional notice to holders thereof, convert automatically (the "Mandatory Conversion") into (x) a number of fully paid and non-assessable shares of Common Stock at the Mandatory Conversion Rate (as defined herein) in effect on the Mandatory Conversion Date; and (y) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of Series B Mandatorily Convertible Single Reset Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to and including the day immediately prior to the Mandatory Conversion Date, whether or not earned or declared, out of funds legally available therefor (and if sufficient funds are not then legally available therefor, the Company shall pay such amount, if any, pro rata (based on the amounts so owing) to the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock and any parity stock then entitled to similar payment as is then legally available therefor and shall pay any deficiency thereafter as soon as funds are legally available therefor). The "Mandatory Conversion Rate" is equal to the following number of shares of Common Stock per share of Series B Mandatorily Convertible Single Reset Preferred Stock: (a) if the Mandatory Conversion Date Market Price is greater than or equal to the Threshold Appreciation Price, the quotient of (i) $5,000.00 divided by
         (ii) the Threshold Appreciation Price, (b) if the Mandatory Conversion Date Market Price is less than the Threshold Appreciation Price but is greater than the Reset Price, the quotient of $5,000.00 divided by the Mandatory Conversion Date Market Price and (c) if the Mandatory Conversion Date Market Price is less than or equal to the Reset Price, the quotient of $5,000.00 divided by the Reset Price, subject to adjustment as provided in this Section 6. "Mandatory Conversion Date Market Price" shall mean the Average Trading Price per share of Common Stock for the 20 consecutive Trading Days immediately prior to, but not including, the Mandatory Conversion Date; provided, however, that if an event occurs during such 20 consecutive Trading Days that would require an adjustment to the Mandatory Conversion Rate pursuant to Subsections 6(3) or 6(5), the Board of Directors may make such adjustments to the Average Trading Price for shares of Common Stock for such 20 Trading Day period as it reasonably deems appropriate to effectuate the intent of the adjustments in Subsections 6(3) and 6(5), in which case any such determination by the Board of Directors shall be set forth in a resolution of the Board of Directors and shall be conclusive absent manifest error.

         Dividends on the Series B Mandatorily Convertible Single Reset Preferred Stock shall cease to accrue on the day immediately preceding, and the Series B Mandatorily Convertible Single Reset Preferred Stock shall cease to be outstanding on, the Mandatory Conversion Date. The Company shall make arrangements as it deems appropriate for the issuance of certificates representing Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the Series B Mandatorily Convertible Single Reset Preferred Stock, and the Company may defer the payment of dividends on such Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the Series B Mandatorily Convertible Single Reset Preferred Stock, provided that the Company shall give the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock such notice of any such actions as the Company deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the Series B Mandatorily Convertible Single Reset Preferred Stock or in respect of such Common Stock shall not bear interest.

         (2) Shares of Series B Mandatorily Convertible Single Reset Preferred Stock shall be convertible, at the option of the holders thereof ("Optional Conversion") at any time on or after the Rate Reset Date and before the Mandatory Conversion Date, into Common Stock at a rate equal to the number of shares of Common Stock per share of Series B Mandatorily Convertible Single Reset Preferred Stock (the "Optional Conversion Rate") equal to the quotient of (i) $5,000.00 divided by
         (ii) the Threshold Appreciation Price, subject to adjustment as set forth in this Section 6. Prior to the Rate Reset Date, the Optional Conversion Rate shall be 122.231 shares of Common Stock for each share of Series B Mandatorily Convertible Single Reset Preferred Stock, subject to adjustment as set forth in this Section 6. Optional Conversion of shares of Series B Mandatorily Convertible Single Reset Preferred Stock may be effected by delivering certificates evidencing such shares of Series B Mandatorily Convertible Single Reset Preferred Stock, together with written notice of conversion and, if required by the Company, a proper assignment of such certificates to the Company or in blank (and, if applicable as provided in the following paragraph, cash payment of an amount equal to the dividends attributable to the current dividend period payable on such shares), to the office of the transfer agent for the shares of Series B Mandatorily Convertible Single Reset Preferred Stock or to any other office or agency maintained by the Company for that purpose and otherwise in accordance with Optional Conversion procedures established by the Company. Each Optional Conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

         Holders of shares of Series B Mandatorily Convertible Single Reset Preferred Stock at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date or other date fixed for payment of dividends notwithstanding the Optional Conversion of such shares following such record date and on or prior to such Dividend Payment Date or other date fixed for payment of dividends. However, shares of Series B Mandatorily Convertible Single Reset Preferred Stock surrendered for Optional Conversion after the close of business on a record date for any payment of declared dividends and before the opening of business on the next succeeding Dividend Payment Date or other date fixed for payment of dividends must be accompanied by payment in cash of an amount equal to the dividends attributable to the current dividend period payable on such shares on such next succeeding Dividend Payment Date or other date fixed for payment of dividends. Except as provided in this Subsection 6(2), upon any Optional Conversion, the Company shall make no payment of or allowance for unpaid dividends, whether or not in arrears, on such converted shares of Series B Mandatorily Convertible Single Reset Preferred Stock as to which Optional Conversion has been effected or for previously declared dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.

         (3) The Optional Conversion Rate shall be adjusted from time to time and the Mandatory Conversion Rate shall be adjusted from time to time after the Rate Reset Date in respect of events occurring after the Rate Reset Date, as follows:

         (a) In case the Company shall (i) pay a dividend on its Common Stock in other Common Stock, (ii) subdivide or split its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of Common Stock, or (iv) issue by reclassification of its Common Stock any other Common Stock (including in connection with a merger in which the Company is a surviving corporation), then, in any such event, (1) the Mandatory Conversion Rate in effect immediately prior to such event shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction (which fraction and all other fractions referred to herein may be improper fractions), the numerator of which is one and the denominator of which is the number of shares of Common Stock that a holder of one share of Common Stock prior to any event described above would hold after such event (assuming the issuance of fractional shares) (the "Recapitalization Adjustment Ratio"), and (2) the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Recapitalization Adjustment Ratio. Such adjustment shall become effective immediately after the effective date of any such event (or the earlier record date in the case of any such dividend) whenever any of the events listed above shall occur.

         (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period, except in the case of Rights, expiring within 45 days after the record date for determination of the shareholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share of Common Stock less than the current market price per share of Common Stock (as defined in Subsection 6(4)) on such record date, then in each such case the Mandatory Conversion Rate on the date of such issuance shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Average Trading Price for a share of Common Stock on the record date for such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (the "Anti-Dilution Adjustment Ratio"); and (B) the Optional Conversion Rate in effect on the record date described below shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Anti-Dilution Adjustment Ratio. For purposes of this Subsection 6(3)(b), the issuance of rights or warrants to subscribe for or purchase securities exercisable for, convertible into, or exchangeable for, shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are exercisable, convertible or exchangeable at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon the exercise, conversion or exchange of such securities. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for such rights or warrants. To the extent that any shares of Common Stock, or securities exercisable for, convertible into, or exchangeable for, shares of Common Stock so offered for subscription or purchase are not so subscribed or purchased by the expiration of such rights or warrants, the Mandatory Conversion Rate and the Optional Conversion Rate shall each be readjusted to the rates or amounts, respectively, which would then be in effect, had the adjustment made upon the issuance of such rights or warrants been made upon the basis of the issuance of rights or warrants in respect of only the number of shares of Common Stock and securities exercisable for, convertible into, or exchangeable for, shares of Common Stock actually issued upon exercise of such rights or warrants.

         (c) If the Company shall pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness or other assets (including capital shares of the Company other than Common Stock but excluding any Ordinary Cash Dividends (as defined below)), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in Subsection 6(b)), then in each such case the Mandatory Conversion Rate in effect immediately prior to such event shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction, the numerator of which shall be the Average Trading Price for a share of Common Stock on such record date, minus the fair market value as of such record date of the portion of evidences of indebtedness or other assets so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock (provided that such numerator shall never be less than $1.00) and the denominator of which shall be the Average Trading Price for a share of Common Stock on such record date (the "Distribution Adjustment Ratio"); and (B) the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Distribution Adjustment Ratio. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for such dividend or distribution or the determination of shareholders entitled to receive such dividend or distribution or rights or warrants, as the case may be. "Ordinary Cash Dividends" shall mean (i) any regular cash dividend on the Common Stock that does not exceed the per share amount of immediately preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in Subsection 6(3)(a)) and (ii) any other cash dividend or distribution which, when combined on a per share basis with the per share amount of all other cash dividends and distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Subsection 6(3)(a) and excluding cash dividends or distributions that resulted in an adjustment to the Mandatory Conversion Rate or the Optional Conversion Rate), does not exceed 10% of the current market price per Common Stock (determined pursuant to Subsection 6(4)) on the Trading Day immediately preceding the date of declaration of such dividend or distribution.

         (4) For the purpose of any computation under Subsection 6(3), the "current market price per share of Common Stock" on any date in question shall mean the Average Trading Price for shares of Common Stock for the 15 consecutive Trading Days ending on the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to Subsection 6(3), the Board of Directors may make such adjustments to the Average Trading Price for shares of Common Stock during such 15 Trading Day period as it reasonably deems appropriate to effectuate the intent of the adjustments in Subsection 6(3), in which case any such determination by the Board of Directors shall be set forth in a Board resolution and shall be conclusive absent manifest error. For purposes of this Subsection, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Average Trading Price was obtained without the right to receive such issuance or distribution. For the purpose of any computation under Subsection 6(3), the "fair market value" of any assets, evidences of indebtedness, subscription rights or warrants on any date in question: (i) in the event any such item is a publicly traded security ("Publicly Traded Security"), shall be determined for such date pursuant to the provisions of this Subsection 6(4) for determination of the "current market price per share of Common Stock", except that (x) each reference therein to "Common Stock" shall be deemed to mean such Publicly Traded Security, and (y) if such Publicly Traded Security does not trade on a "when issued" basis for the 15 consecutive Trading Days preceding the "ex" date, such determination shall be made for the period of 15 consecutive Trading Days commencing on the "ex" date; and (ii) in the event any such item is not a Publicly Traded Security, shall be reasonably determined in good faith for such date by the Board of Directors, as evidenced by a resolution of the Board, whose determination shall be conclusive absent manifest error.

         (5) In any case of any reclassification of Common Stock (other than a reclassification of the Common Stock referred to in Subsection 6(3)(a)); any consolidation or merger of the Company with or into another company or other entity (other than a merger resulting in a reclassification of the Common Stock referred to in Subsection 6(3)(a)); or any sale or conveyance to another entity (other than a Subsidiary) of all or substantially all of the assets of the Company (any such event referred to herein as a "Transaction"), then the Optional Conversion Rate and Mandatory Conversion Rate shall be adjusted so that after consummation of such a Transaction the holders of shares of Series B Mandatorily Convertible Single Reset Preferred Stock will receive, in lieu of the number of shares of Common Stock which such holder would have received upon conversion but for such Transaction, the kind and amount of securities, cash and other property receivable upon consummation of such Transaction by a holder of such number of shares of Common Stock, subject to further adjustment as provided in this Section 6, including without limitation, an adjustment to the Optional Conversion Rate on the Rate Reset Date if such Transaction occurs prior to the Rate Reset Date. On and after the consummation of any such Transaction, the Mandatory Conversion Date Market Price, which shall be used for purposes of the determination as to which of clauses (a), (b) or (c) of the definition of Mandatory Conversion Rate applies, shall mean the sum of
         (i) the product of the Average Trading Price of any Publicly Traded Security received upon consummation of such Transaction for the 20 consecutive Trading Days immediately prior to, but not including, the Mandatory Conversion Date multiplied by the fraction of such security received in such Transaction per share of Common Stock (assuming the issuance of fractional shares) plus (ii) the fair market value of the cash and other property received upon consummation of such Transaction per share of Common Stock as of the day preceding the Mandatory Conversion Date as determined in accordance with Subsection 6(4). In determining the kind and amount of securities, cash or other property receivable upon consummation of such Transaction by a holder of shares of Common Stock, it shall be assumed that such holder is not a person or entity with which the Company consolidated or into which the Company was merged or which merged into the Company, as the case may be, or an affiliate of any such Person and that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash, or other property receivable upon consummation of such Transaction is not the same for each non-electing share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a reclassification, consolidation, merger, sale or conveyance, effective provisions shall be made in the certificate of incorporation or similar document of the resulting or surviving Company or entity so that the conversion rate applicable to any securities or property into which the shares of the Series B Mandatorily Convertible Single Reset Preferred Stock shall then be convertible shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections 6(3)(a), 6(3)(b) and 6(3)(c) inclusive, and the other provisions of this Section 6 with respect to the Common Stock shall apply on terms as nearly equivalent as practicable to any such other securities and property deliverable upon conversion of shares of Series B Mandatorily Convertible Single Reset Preferred Stock.

         (6) Whenever any adjustments are required in the shares of Common Stock into which each share of Series B Mandatorily Convertible Single Reset Preferred Stock is convertible, the Company shall forthwith (a) compute the adjusted Mandatory Conversion Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Mandatory Conversion Rate and the Optional Conversion Rate, describing in reasonable detail the method of calculation used and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment and file with the transfer agent of the Series B Mandatorily Convertible Single Reset Preferred Stock such certificate and (b) cause a copy of such certificate to be mailed to each holder of record of the Series B Mandatorily Convertible Single Reset Preferred Stock as of or promptly after the effective date of such adjustment and, with respect to adjustments applicable after the Rate Reset Date, make a prompt public announcement of such adjustment.

         (7) The Company shall at all times reserve and keep available, free from preemptive rights out of its authorized but unissued shares of Common Stock for the purpose of issuance upon conversion of the Series B Mandatorily Convertible Single Reset Preferred Stock a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock then deliverable at such time upon an Optional Conversion of all shares of the Series B Mandatorily Convertible Single Reset Preferred Stock multiplied by (ii) 1.10.

         (8) The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of the Series B Mandatorily Convertible Single Reset Preferred Stock pursuant to this Section 6. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in the name other than in that which the shares of Series B Mandatorily Convertible Single Reset Preferred Stock so converted were registered and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company, that such tax has been paid.

         (9) For the purpose of this Section 6, the term "Common Stock" shall include any shares of the Company of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, Common Stock issuable upon conversion of the Series B Mandatorily Convertible Single Reset Preferred Stock shall include only shares of the class designated as Common Stock as of the original date of issuance of the Series B Mandatorily Convertible Single Reset Preferred Stock, or shares of the Company of any classes or series resulting from any reclassification or reclassifications thereof (including reclassifications referred to in clause (iv) of Subsection 6(3)(a)) and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that, if at any time, there shall be more than one such resulting class or series, the shares of such class and series then so issuable shall be in the same proportion, if possible, or if not possible, in substantially the same proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all classes and series resulting from all such reclassifications.

         (10) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Mandatorily Convertible Single Reset Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the current market price per share of Common Stock (determined as provided in Subsection 6(4)) of the Common Stock on the date of conversion shall be paid to the holder in cash by the Company. If on such date there is no current market price per share of Common Stock, the fair market value of a share of Common Stock (determined as provided in Subsection 6(4)) on such date, shall be used. If more than one share of Series B Mandatorily Convertible Single Reset Preferred Stock shall be surrendered for conversion at one time or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Mandatorily Convertible Single Reset Preferred Stock so surrendered.

         (11) All shares of the Series B Mandatorily Convertible Single Reset Preferred Stock purchased or otherwise acquired by the Company (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         (12) No adjustment in the Mandatory Conversion Rate and the Optional Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this Subsection 6(12)) would require an increase or decrease of at least 1% in the number of shares of Common Stock into which each share of the Series B Mandatorily Convertible Single Reset Preferred Stock is then convertible; provided, however, that any adjustments which by reason of this Subsection 6(12) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided further that any adjustment shall be required and made in accordance with the provisions of Subsection 6(3) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. If any action or transaction would require adjustment to the Mandatory Conversion Rate or the Optional Conversion Rate pursuant to this Section 6, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value. All calculations under this Section 6 shall be made to the nearest one-hundredth of a share of Common Stock.

         (13) The Board of Directors may make such upward adjustments in the Mandatory Conversion Rate and the Optional Conversion Rate, in addition to those required by this Section 6, as shall be determined by the Board of Directors, as evidenced by a resolution of the Board of Directors, to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction that could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Company to its stockholders after the Rate Reset Date shall not be taxable. The determination of the Board of Directors as to whether an adjustment should be made pursuant to the provisions of this Subsection 6(13), and if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Company and all stockholders of the Company.

         (14) In any case in which Section 6 shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion occurs after such record date, but before the occurrence of such event, the Company may, in its sole discretion, elect to defer (A) issuing to the holder of any converted Series B Mandatorily Convertible Single Reset Preferred Stock the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Subsection 6(10), in each case until after the occurrence of such event.

         (15) Notwithstanding the foregoing provisions of this Section 6, no adjustment of the Optional Conversion Rate or the Mandatory Conversion Rate shall be required to be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan or upon the issuance of shares of Common Stock (or securities, rights, warrants, options or similar rights, which are convertible or exercisable for shares of Common Stock) pursuant to any compensatory plan of the Company.

         (16) Notwithstanding any other provision of this Section 6, the issuance or distribution of Rights shall not be deemed to constitute an issuance or a distribution or dividend of rights, warrants, or other securities to which any of the adjustment provisions described above applies until the occurrence of the earliest Rights Event.

         (17) For purposes of this Section 6, shares of Common Stock owned by, or held for the account of, the Company, a Subsidiary or another entity of which a majority of the common stock or common equity interests are owned, directly or indirectly, by the Company shall be deemed to be not outstanding.

         Section 7. Voting Rights. The holders of Series B Mandatorily Convertible Single Reset Preferred Stock shall have no right to vote except as otherwise specifically provided herein, in the Company's Restated Certificate of Incorporation or as required by statute.

         (1) So long as any shares of Series B Mandatorily Convertible Single Reset Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required in the Company's Restated Certificate of Incorporation by law, the affirmative vote of the holders of at least a majority of the Series B Mandatorily Convertible Single Reset Preferred Stock, given in person or by proxy, either pursuant to a consent in writing without a meeting (if permitted by law) and the Company's Restated Certificate of Incorporation or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

         (a) any amendment, alteration or repeal of any of the provisions of the Company's Restated Certificate of Incorporation which affects adversely the powers, rights or preferences of the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock or reduces the minimum time required for any notice to which holders of Series B Mandatorily Convertible Single Reset Preferred Stock then outstanding may be entitled; provided, that the amendment of the provisions of the Company's Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any junior stock or parity stock (including additional shares of Series B Mandatorily Convertible Single Reset Preferred Stock) shall not be deemed to affect adversely the powers, rights or preferences of the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock and shall not be subject to approval by the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock and such holders shall not be entitled to vote thereon to the fullest extent permitted by law.

         (b) the authorization, creation or issuance of, or the increase in the authorized amount of, any stock of any class or series, or any security convertible into stock of any class or series, ranking senior to the Series B Mandatorily Convertible Single Reset Preferred Stock; or

         (c) the merger or consolidation of the Company with or into any other corporation or other entity, unless in connection with such merger or consolidation each holder of shares of Series B Mandatorily Convertible Single Reset Preferred Stock immediately preceding such merger or consolidation shall either (I) with respect to a merger or consolidation consummated prior to, on or after the Rate Reset Date, receive or continue to hold in the surviving or resulting corporation or other entity the same number of shares, with substantially the same rights and preferences (except as contemplated by Subsection 6(5) and except for those rights and preferences that could be affected without the vote of the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock, such as the authorization and issuance of parity stock or junior stock), as correspond to the shares of Series B Mandatorily Convertible Single Reset Preferred Stock held immediately prior to such merger or consolidation or (II) with respect to a merger or consolidation consummated after the Rate Reset Date, receive the kind and amount of securities, cash and other property that would have been receivable upon consummation of such merger or consolidation by such holder (subject to the assumptions set forth in Subsection 6(5)) if the Mandatory Conversion had occurred immediately prior to the consummation of such merger or consolidation and the Mandatory Conversion Rate was determined as of such time (and if clause (I) or (II) are applicable, then such merger or consolidation or shall not be subject to approval by the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock and such holders shall not be entitled to vote thereon).

         (2) (a) In the event that full cumulative dividends on the Series B Mandatorily Convertible Single Reset Preferred Stock are not paid and are in arrears for six consecutive quarterly dividend periods following the Rate Reset Date, the number of directors of the Company constituting the entire Board of Directors shall be increased by two persons and the holders of shares of the Series B Mandatorily Convertible Single Reset Preferred Stock, voting separately as a class (together with the holders of shares of all other series of capital stock of the Company, including the Series A Junior Participating Preferred Stock, having the then present right to elect one or more directors as a result of a dividend arrearage but not then entitled to other separate voting rights to elect one or more directors in the event of such an arrearage (herein referred to as "Class Voting Stock")), shall have the right to elect such additional two directors to fill such positions at any regular meeting of shareholders or special meeting held in place thereof, or at a special meeting called as provided in Subsection 7(2)(c). Whenever all arrearages of dividends on the Series B Mandatorily Convertible Single Reset Preferred Stock then outstanding shall have been paid or declared and irrevocably set apart for payment, then the right of the holders of shares of the Series B Mandatorily Convertible Single Reset Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons previously elected as directors by the holders of shares of the Series B Mandatorily Convertible Single Reset Preferred Stock and such other Class Voting Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

         (b) At any time after the voting power referred to in Subsection 7(2)(a) shall have been so vested in the holders of shares of the Series B Mandatorily Convertible Single Reset Preferred Stock, the Secretary of the Company may, and upon the written request of any holder or the holders of at least 10% of the number of shares of Series B Mandatorily Convertible Single Reset Preferred Stock then outstanding (addressed to the Secretary at the principal executive office of the Company) shall, call a special meeting of the holders of shares of the Series B Mandatorily Convertible Single Reset Preferred Stock and all other Class Voting Stock for the election of the directors to be elected by them pursuant to Subsection 7(2)(a); provided that the Secretary shall not be required to call such special meeting if the request for such meeting is received less than 45 calendar days before the date fixed for the next ensuing annual meeting of shareholders. Such call shall be made by notice similar to that provided in the bylaws of the Company for a special meeting of the shareholders or as required by law. Subject to the foregoing provisions, if any such special meeting required to be called as above provided shall not be called by the Secretary within 20 calendar days after receipt of an appropriate request, then any holder of shares of Series B Mandatorily Convertible Single Reset Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Company. Except as otherwise provided by law, at any such meeting, the holders of a majority of the number of shares of Series B Mandatorily Convertible Single Reset Preferred Stock and such other Class Voting Stock then outstanding shall constitute a quorum for the purpose of electing directors as contemplated in Subsection 7(2)(a). If at any such meeting or adjournment thereof, a quorum of such holders of Series B Mandatorily Convertible Single Reset Preferred Stock and, if applicable, such other Class Voting Stock shall not be present, no election of directors by the Series B Mandatorily Convertible Single Reset Preferred Stock and, if applicable, such other Class Voting Stock shall take place, and any such meeting may be adjourned from time to time for periods not exceeding 30 calendar days until a quorum of the Series B Mandatorily Convertible Single Reset Preferred Stock and, if applicable, the Class Voting Stock is present at such adjourned meeting. Unless otherwise provided by law or the Company's Restated Certificate of Incorporation, directors to be elected by the holders of shares of Series B Mandatorily Convertible Single Reset Preferred Stock and, if applicable, such other Class Voting Stock shall be elected by a plurality of the votes cast by such holders at a meeting at which a quorum is present. Notwithstanding the foregoing, the absence of a quorum of the Series B Mandatorily Convertible Single Reset Preferred Stock and, if applicable, such other Class Voting Stock shall not prevent the voting of, including the election of, directors by the holders of Common Stock and other classes of capital stock at such meeting.

         (c) Any director who shall have been elected by holders of shares of Series B Mandatorily Convertible Single Reset Preferred Stock voting separately as a class, together, if applicable, with the holders of one or more other series of Class Voting Stock, or any director so elected as provided below, may be removed at any time during a class voting period, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the number of shares of Series B Mandatorily Convertible Single Reset Preferred Stock then outstanding, voting separately as a class, together, if applicable, with the holders of all other series of Class Voting Stock then outstanding, given at a special meeting of such shareholders called for such purpose, and any vacancy thereby created may be filled during such class voting period only by the holder of shares of Series B Mandatorily Convertible Single Reset Preferred Stock and, if applicable the other series, if any, of Class Voting Stock. In case any vacancy (other than as provided in the preceding sentence) shall occur among the directors elected by the holders of shares of the Series B Mandatorily Convertible Single Reset Preferred Stock (and, if applicable, such other Class Voting Stock), a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the Series B Mandatorily Convertible Single Reset Preferred Stock (and, if applicable, such other Class Voting Stock) or the successor of such remaining director.

         (3) Holders of Series B Mandatorily Convertible Single Reset Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent except as otherwise provided by applicable law.

         Section 8. Other Rights. Shares of Series B Mandatorily Convertible Single Reset Preferred Stock shall not have any relative, participating, optional or other special rights or powers other than as set forth herein, in the Company's Restated Certificate of Incorporation or as required by law.

         Section 9. Notices. Subsequent to the Rate Reset Date, at any time while any shares of Series B Mandatorily Convertible Single Reset Preferred Stock are outstanding, (i) the Company shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends, (ii) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of securities exercisable for, convertible into, or exchangeable for, shares of Common Stock or (iii) the Company shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (except for a merger of the Company into one of its subsidiaries solely for the purpose of changing the corporate name or corporate domicile of the

         Company to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Company other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series B Mandatorily Convertible Single Reset Preferred Stock, and shall cause to be mailed to the holders of Series B Mandatorily Convertible Single Reset Preferred Stock at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. The failure to give or receive the notice required hereby or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

                               ARTICLE 5. BY-LAWS

         The Board of Directors shall have the power to adopt, amend or repeal the By-laws of this corporation, subject to the power of the stockholders to amend or repeal such By-laws. The stockholders having voting power shall also have the power to adopt, amend or repeal the By-laws of this corporation.

                        ARTICLE 6. ELECTION OF DIRECTORS

         Except as may be otherwise required by the By-laws, written ballots are not required in the election of Directors.

                          ARTICLE 7. PREEMPTIVE RIGHTS

         Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 8. CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

         ARTICLE 9. AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in this Restated Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                  ARTICLE 10. LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article 10 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

              ARTICLE 11. ACTION BY STOCKHOLDERS WITHOUT A MEETING

         Any action by the stockholders of this corporation shall be taken at a meeting of stockholders and no action may be taken by written consent of stockholders entitled to vote on such action.

                     ARTICLE 12. SPECIAL VOTING REQUIREMENTS

         In addition to any affirmative vote required by law, by this Restated Certificate of Incorporation, by any agreement with any national securities exchange, or as may be otherwise required, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 12.

         12.1 Definitions.

         For the purposes of this Article 12:

                  (a) "Affiliate" and "beneficial owner" are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934 as in effect on January 1, 1992 (the"1934 Act"). The term "Affiliate" as used herein shall exclude this corporation, but shall include the definition of "Associate" as contained in said Rule 12b-2.

                  (b) An "Interested Stockholder" is a person other than (i) the corporation or (ii) Burlington Resources Inc., a Delaware corporation ("BRI"), as long as BRI continues to own at least a majority of the stock of this corporation entitled to vote for the election of Directors ("Voting Stock") and there has been no Change in Control of BRI since January 1, 1992, who is (A) the beneficial owner of ten percent or more of the Voting Stock or (B) an Affiliate of this corporation which (1) at any time within a two-year period prior to the record date for the vote on a Business Combination was the beneficial owner of ten percent or more of the Voting Stock, or (2) at the completion of the Business Combination will be the beneficial owner of ten percent or more of the Voting Stock.

                  (c) A "Person" is a natural person or a legal entity of any kind, together with any Affiliate of such person or entity, or any person or entity with whom such person, entity or any Affiliate has any agreement or understanding relating to acquiring, voting or holding Voting Stock.

                  (d) A "Disinterested Director" is a member of the Board of Directors of this corporation (other than the Interested Stockholder) who was a Director prior to the time the Interested Stockholder became an Interested Stockholder, or any Director who was recommended for election by the Disinterested Directors. Any action to be taken by the Disinterested Directors shall require the affirmative vote of at least two-thirds of the Disinterested Directors.

                  (e) A "Business Combination" is (i) a merger or consolidation of this corporation or any of its subsidiaries with an Interested Stockholder; (ii) the sale, lease, exchange, pledge, transfer or other disposition (A) by this corporation or any of its subsidiaries of all or a Substantial Part of the corporation's Assets to an Interested Stockholder, or (B) by an Interested Stockholder of any of its assets, except in the ordinary course of business, to this corporation or any of its subsidiaries; (iii) the issuance of stock or other securities of this corporation or any of its subsidiaries to an Interested Stockholder, other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock spilt, stock dividend or distribution of warrants or rights;
         (iv) the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any Voting Stock beneficially owned by an Interested Stockholder; or (vi) any agreement, contract or other arrangement providing for any of the foregoing transactions.

                  (f) A "Substantial Part of the corporation's Assets" shall mean assets of this corporation or any of its subsidiaries in an amount equal to twenty percent or more of the fair market value, as determined by the Disinterested Directors, of the total consolidated assets of this corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

                  (g) A "Change in Control" shall be deemed to occur (i) if any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of BRI representing twenty percent or more of the stock of BRI entitled to vote for Directors of BRI, (ii) upon the first purchase of BRI's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by BRI), (iii) upon the approval by BRI's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of BRI's assets or a plan of liquidation or dissolution of BRI, or (iv) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the BRI Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or nomination of the election by BRI's stockholders of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

         12.2  Vote Required for Business Combinations.

         The affirmative vote of not less than fifty-one percent of the Voting Stock, excluding the Voting Stock of an Interested Stockholder who is a party to the Business Combination, shall be required for the adoption or authorization of a Business Combination, unless the Disinterested Directors determine that:

                  (a) The Interested Stockholder is the beneficial owner of not less than eighty percent of the Voting Stock and has declared its intention to vote in favor of or to approve such Business Combination; or

                  (b) (i) The fair market value of the consideration per share to be received or retained by the holders of each class or series of stock of this corporation in a Business Combination is equal to or greater than the consideration per share (including brokerage commissions and soliciting dealer's fees) paid by such Interested Stockholder in acquiring the largest number of shares of such class of stock previously acquired in any one transaction or series of related transactions, whether before or after the Interested Stockholder became an Interested Stockholder and (ii) the Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by this corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

         12.3 Information Requirements.

         In the event any vote of holders of Voting Stock is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act shall be mailed at a date determined by the Disinterested Directors to all stockholders of this corporation whether or not such statement is required under the 1934 Act. The statement shall contain any recommendations as to the advisability of the Business Combination which the Disinterested Directors, or any of them, may choose to state and, if deemed advisable by the Disinterested Directors, an opinion of an investment banking firm as to the fairness of the terms of such Business Combination. Such firm shall be selected by the Disinterested Directors and be paid a fee for its services by this corporation as approved by the Disinterested Directors.

         12.4 Amendment.

         No amendment to this Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of Article 11 or of this Article 12 unless such amendment shall receive the affirmative vote of not less than fifty-one percent of the Voting Stock, excluding the Voting Stock of any Interested Stockholder as defined in Section 12.1 of this Article 12.


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

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by El Paso Corporation this 7th day of February 2001.

                                     El Paso Corporation



                                     By:        /s/ MARGARET E. ROARK
                                         ---------------------------------------
                                                    Margaret E. Roark
                                                    Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


      El Paso CORPORATION (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Company duly called and held on the 29th day of January 2002, resolutions were adopted setting forth a proposed amendment to the Restated Certificate of Incorporation, as amended, declaring such amendment to be advisable and directing that the amendment be considered at the next annual meeting of stockholders of this Company. The resolution setting forth the proposed amendment is as follows:

            NOW, THEREFORE, BE IT RESOLVED that this Board hereby approves an amendment to the Restated Charter of this Company by deleting in its entirety the first paragraph of Article 4 thereof, and by inserting in lieu thereof the provision set forth below so that, as so amended, the first paragraph of said Article 4 shall read in its entirety as follows:

                  "4.1 The total number of authorized shares of all classes of stock of this corporation consists of 1,500,000,000 shares of common stock having a par value of $3.00 per share (the "Common Stock") and 50,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"). Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by the General Corporation Law of the State of Delaware in respect of any class or classes of stock or any series of any class of stock of the corporation."

      SECOND: That thereafter, the annual meeting of stockholders of this Company, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (the "DGCL"), was held on May 20, 2002, at which meeting the holders of a majority of the outstanding stock entitled to vote thereon, as required by the DGCL and the Restated Certificate of Incorporation, as amended, voted in favor of the amendment.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

      IN WITNESS WHEREOF, said El Paso CORPORATION has caused this certificate to be signed on its behalf by a duly authorized officer and attested by its Assistant Secretary, this 22nd day of May 2002.


                                        El Paso CORPORATION



                                        By: /s/ David L. Siddall
                                            ------------------------------------
                                            David L. Siddall, Vice President
Attest:


/s/ Margaret E. Roark
------------------------------------------
    Margaret E. Roark, Assistant Secretary